                          REGISTRATION RIGHTS AGREEMENT



               This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 14, 1997, between Endosonics Corporation, a Delaware corporation ("Endosonics"), and CardioVascular Dynamics, Inc., a Delaware corporation ("CVD").

               WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of January 26, 1997, by and among Endosonics, Cardiometrics, Inc., a Delaware corporation ("Target"), and River Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Endosonics ("Merger Sub"), it is contemplated that the following will occur at the Effective Time (as defined in the Reorganization Agreement):
Merger Sub will merge with and into Target (the "Merger"); Target will continue as the surviving corporation and Target shall become a wholly owned subsidiary of Endosonics (collectively, the "Transaction");

               WHEREAS, Endosonics and Target will undertake to obtain approval of the Transaction by the stockholders of Target at a special meeting of stockholders, and in connection therewith will mail a proxy statement regarding the Transaction (which together with the related Registration Statement is herein referred to as the "Merger Proxy Statement") approximately 30 days in advance of such stockholders meeting (the date the Merger Proxy Statement is mailed being herein referred to as the "Proxy Mailing Date").

               WHEREAS, a portion of the consideration to be provided to Target stockholders in the Merger shall be shares of Common Stock of CVD held by Endosonics immediately prior to the Merger (the "CVD Shares") which CVD Shares shall be distributed to Target stockholders immediately following the Merger (the "Distribution");

               WHEREAS, pursuant to Section 5.1(b) of the Reorganization Agreement, in order to induce Target to enter into the Reorganization Agreement, Endosonics has agreed to use all reasonable efforts to cause CVD to prepare and file a registration statement with the Securities and Exchange Commission ("SEC") with respect to the Distribution of the CVD Shares;

               WHEREAS, an independent committee of the Board of Directors of CVD


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("Independent Committee"), after consulting with independent legal counsel and an independent financial advisor, has approved the terms and conditions contained in this Registration Rights Agreement;

               NOW, THEREFORE, in consideration of the foregoing, the covenants and representations set forth below and for other good and valid consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

               1.     Obligations of CVD Regarding Registration of CVD Shares.

                      (a) CVD will, as soon as practicable following the date of this Agreement, (i) prepare and file with the SEC on such form as is then available a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the Distribution of the CVD Shares (the "Registration Statement") and shall use its reasonable best efforts to cause the Registration Statement to become and remain effective at and following the Proxy Mailing Date in order that the CVD Shares will be freely tradeable by the former stockholders, warrantholders and optionholders of Target, subject to compliance with Rule 145 under the Act; and (ii) use its best efforts to register or qualify the CVD Shares covered by such Registration Statement under state securities or blue sky laws to the extent reasonably required to effectuate the Transaction.

                      (b)    Subject to the provisions of Section 4, paragraph
(b) below and the final clause of this paragraph (b), CVD will, as soon as practicable following the date it receives notification from Endosonics with respect to the proposed date of the Dividend Transaction (as defined in paragraph 4(b) below): (i) prepare and file with the SEC a registration statement with respect to the Dividend Transaction (the "Dividend Registration Statement") and shall use its reasonable best efforts to cause the Dividend Registration Statement to become and remain effective at and following the record date established by the Endosonics Board of Directors for the Dividend Transaction (the "Dividend Transaction Record Date") such that the CVD Shares will be freely tradeable by the stockholders of Endosonics at and following the Dividend Transaction Record Date; and (ii) use its best efforts, to the extent required by applicable law, to register or qualify the CVD Shares covered by such Dividend Registration Statement under state securities or blue sky laws to the extent reasonably required to effectuate the Dividend Transaction; provided that the obligation of CVD to cooperate to prepare and file the Dividend Registration Statement shall be subject to Endosonics entering into a written agreement which provides that (x) Endosonics shall bear all costs and expenses related to the Dividend Transaction, including costs and expenses related to the Dividend Registration Statement and other related filings by CVD, and (y) CVD and Endosonics shall allocate indemnification and contribution obligations related to the Dividend Transaction in substantially the same manner as such obligations have been allocated herein with respect to the Transaction.


                                       2.

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               2.     Access to Information.

                      (a) Obligations of CVD. CVD shall afford Endosonics and Target and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to such information as Endosonics and Target may reasonably request in connection with the preparation of the registration statements in accordance with Section (1) hereof and the proxy statements related to the Reorganization Agreement.

                      (b) Obligations of Endosonics. Endosonics (i) shall keep CVD and its independent legal counsel and independent financial advisor fully informed with respect to the status of the Merger Proxy Statement; (ii) shall provide to the Independent Committee, and its financial advisor and independent legal counsel, copies of all filings by Endosonics with the SEC related to the Transaction as are reasonably requested by the Independent Committee's legal counsel or independent financial advisor; and, (iii) shall use its best efforts to provide at least 30 days advance oral or written notice with respect to the earliest expected date of the Effective Time.

               3.     Expenses.

               Endosonics shall bear and pay (or reimburse CVD for) all out-of-pocket costs and expenses directly or indirectly incurred by CVD and the Independent Committee in connection with the Independent Committee's approval of this Agreement, CVD's fulfilling its obligations under this Agreement or in connection with the Transaction, including, but not limited to, (i) all costs and expenses reasonably incurred by the Independent Committee, including fees of its independent legal counsel and independent financial advisor, (ii) all costs and expenses related to the registration, filing or qualification of the CVD Shares pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers and accounting fees and the reasonable fees and disbursements of counsel to CVD, and, (iii) all fees and expenses of CVD up to a maximum of $7,500 for investor relations and communications activities related to the substantial number of CVD shares which will become tradeable in the over-the-counter market at the Effective Time.

               4.     Further Obligations of Endosonics.

                      (a) Cooperation with Financial Advisor. Endosonics agrees that it shall use its reasonable best efforts to cause Target to cooperate with the Independent Committee's financial advisor regarding efforts by the financial advisor to communicate directly with Target stockholders with respect to the Distribution and the business of CVD, as well as with respect to whether such Target stockholders intend to maintain an investment in CVD following the Effective Time and/or alternatives available to such Target stockholders with regard to disposing of their CVD Shares following the Effective Time, including participation in a block trade and/or conducting sales through a

                                       3.

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designated market maker.

                      (b) Further Reduction of Endosonics Ownership. Endosonics hereby agrees that it shall, during the period beginning (but not before) 90 days following the Effective Time and ending 12 months following the Effective Time (the "Dividend Window"), at such time and in such manner as it shall reasonably determine, further reduce its ownership of CVD common stock by conducting a 1 for 25 distribution of its CVD common stock in the form of a dividend to its shareholders (the "Dividend Transaction"); provided, that, Endosonics agrees that it will not conduct the Dividend Transaction during any period within the Dividend Window if the Independent Committee, after consulting with its financial advisor, concludes in good faith (and so advises Endosonics in writing) that conducting the Dividend Transaction during such period (i) could materially and adversely affect the market price for CVD common shares,
(ii) could interfere with a material pending transaction to which CVD is a party, or (iii) would require public disclosure of information regarding CVD in advance of the time such disclosure is appropriate and in the best interest of CVD.

                      (c) License Agreement Amendments. Concurrent with the signing of this Agreement Endosonics and CVD enter into an amendment to that certain License Agreement attached hereto as Exhibit 1.

               5.     Indemnification and Contribution Obligations of the
Parties.

                      (a) Definitions. The following terms shall have the following meanings for purposes of this Section 5:

                           (i) "Registration Statement" shall mean the Registration Statement described in Section 1 of this Registration Rights Agreement;

                          (ii) "Prospectus" shall mean the form of prospectus contained in the Registration Statement on file with the Securities and Exchange Commission at the Effective Time (as the same may from time to time be amended and supplemented after the Effective
                                    Time);

                         (iii) "Other Filing" shall mean any application or other document or written communication executed by CVD or based upon written information furnished by CVD in any jurisdiction in order to qualify the CVD common shares for sale under the securities law of such jurisdictions or filed with Commission, or any state securities commission or agency, the National Association of Securities Dealers, Inc. or the Nasdaq

                                       4.

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                                    National Market.

                          (iv) "Claims or Losses" shall mean losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof) as such are incurred, including any and all legal fees and expenses and other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened.

                      (b) Indemnification Obligations of CVD. CVD agrees to indemnify and hold harmless Endosonics and each of its directors and each of its officers against any and all Claims or Losses to which Endosonics and/or such officers and directors may become subject under the Act, the Securities Exchange Act of 1934 (the "Exchange Act") or any other statute or at common law or otherwise, to the extent such Claims or Losses arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement, the Prospectus or Other Filing or the omission to state in the Registration Statement, Prospectus or Other Filing a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (such untrue statements or omissions being hereinafter referred to as "CVD Misstatements or Omissions"); provided, however, CVD shall not be liable to provide any indemnification to the extent that any such Claims or Losses arise out of or are based upon any untrue statement made in or omission from the Registration Statement, Prospectus or Other Filing in reliance upon, and in conformity with, information provided by Endosonics.

                      (c) Indemnification Obligations of Endosonics. Endosonics agrees to indemnify and hold harmless CVD and each of its directors and each of its officers against any and all Claims or Losses to which CVD and/or such officers and directors may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, to the extent such Claims or Losses relate to or arise out of the Transaction or the Distribution, including, but not limited to litigation initiated by CVD shareholders related to the registration rights granted by this Agreement or litigation related to any untrue statement of a material fact contained in the Merger Proxy Statement or the omission to state in the Merger Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, Endosonics shall not be liable to provide any indemnification to the extent that any such Claims or Losses arise out of or are based upon any CVD Misstatements or Omissions.

                      (d) Notice; Selection of Counsel. Promptly after receipt by an indemnified party under this Section 5 notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 5, notify each party against

                                       5.

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whom indemnification is to be sought in writing of the commencement thereof (but failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such actions within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate, but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 5 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claims or action effected without its written consent, provided, however, that such consent was not unreasonably withheld.

                      (e) Contribution. In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 5, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 5 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the aggregate amount paid as a result of such losses, claims, damages, expenses or liabilities (or action in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the Transaction or (B) if the allocation provided by clause (A) above is not permitted by

                                       6.

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applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omission that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where Endosonics is the contributing party and CVD is the indemnified party, the relative benefits received by Endosonics on the one hand, and CVD on the other, shall be deemed to be in the same proportion as the total value of the Transaction to Target stockholders shall bear to the total economic benefit derived by CVD from the Transaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each officer of CVD who has signed the Registration Statement, and each director of CVD shall have the same rights to contribution as CVD, subject in each case to this
Section 5(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 5(e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this
Section 5(e), but only to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                      (f) Nonexclusivity. The obligations of CVD and Endosonics under this Section 5 shall be in addition to any liability that CVD or Endosonics may have to the other at common law or otherwise.

               6.     Successors and Assigns.

               This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

               7.     Survival.

               The obligations of the parties set forth in Sections 4 and 5 hereof shall

                                       7.

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survive the completion of the Distribution and the expiration of the
Registration Statement contemplated by this Agreement.

               8.     Counterparts.

               This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               9.     Governing Law.

               This Agreement is being executed and delivered and shall be governed by and construed in accordance with the laws of the State of California.



                                       8.

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               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                            ENDOSONICS CORPORATION



                                            By:    /s/ Reinhard J. Warnking
                                               ---------------------------------
                                            Name:  Reinhard J. Warnking
                                                 -------------------------------
                                            Title:  President and CEO
                                                  ------------------------------



                                            CARDIOVASCULAR DYNAMICS, INC.



                                            By:    /s/ Michael R. Henson
                                               ---------------------------------
                                            Name: Michael R. Henson
                                                 -------------------------------
                                            Title: Chairman/CEO
                                                  ------------------------------



                                       9.